EXHIBIT 4.1
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      1995 Graham Corporation Incentive Plan to Increase Shareholder Value






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                    1995 GRAHAM CORPORATION INCENTIVE PLAN TO

                           INCREASE SHAREHOLDER VALUE



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                                TABLE OF CONTENTS


                                    ARTICLE I

                                     PURPOSE

Section 1.1       GENERAL PURPOSE OF THE PLAN...............................  1


                                   ARTICLE II

                                   DEFINITIONS

Section 2.1       AMENDMENT.................................................  1
Section 2.2       BOARD.....................................................  1
Section 2.3       CHANGE IN CONTROL OF GRAHAM CORPORATION...................  1
Section 2.4       CODE......................................................  2
Section 2.5       COMMITTEE.................................................  2
Section 2.6       CORPORATION...............................................  2
Section 2.7       DISABILITY................................................  2
Section 2.8       DISINTERESTED BOARD MEMBER................................  2
Section 2.9       EFFECTIVE DATE............................................  2
Section 2.10      ELIGIBLE INDIVIDUAL.......................................  2
Section 2.11      ELIGIBLE OUTSIDE DIRECTOR.................................  3
Section 2.12      EXERCISE PRICE............................................  3
Section 2.13      FAIR MARKET VALUE.........................................  3
Section 2.14      GRAHAM CORPORATION........................................  3
Section 2.15      INCENTIVE STOCK OPTION....................................  3
Section 2.16      NON-QUALIFIED STOCK OPTION................................  3
Section 2.17      OPTION....................................................  3
Section 2.18      OPTION PERIOD.............................................  3
Section 2.19      PERSON....................................................  3
Section 2.20      PLAN......................................................  4
Section 2.21      SHARE.....................................................  4
Section 2.22      TENDER OFFER..............................................  4


                                   ARTICLE III

                                 ADMINISTRATION

Section 3.1       COMMITTEE.................................................  4
Section 3.2       COMMITTEE ACTION..........................................  4
Section 3.3       COMMITTEE RESPONSIBILITIES................................  5



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                                   ARTICLE IV

                                  STOCK OPTIONS

Section 4.1       IN GENERAL................................................  5
Section 4.2       AVAILABLE SHARES - ELIGIBLE INDIVIDUALS...................  6
Section 4.3       AVAILABLE SHARES - ELIGIBLE OUTSIDE DIRECTORS.............  6
Section 4.4       SIZE OF OPTION............................................  7
Section 4.5       EXERCISE PRICE............................................  7
Section 4.6       OPTION PERIOD.............................................  7
Section 4.7       OPTIONS GRANTED TO ELIGIBLE OUTSIDE DIRECTORS.............  8
Section 4.8       METHOD OF EXERCISE........................................  9
Section 4.9       LIMITATIONS ON OPTIONS.................................... 10
Section 4.10      ADDITIONAL RESTRICTIONS ON INCENTIVE STOCK OPTIONS........ 10


                                    ARTICLE V

                      NO APPRECIATION RIGHTS TO BE GRANTED

Section 5.1       IN GENERAL................................................ 11


                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

Section 6.1       TERMINATION............................................... 11
Section 6.2       AMENDMENT................................................. 11
Section 6.3       ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION..... 11


                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.1       STATUS AS AN EMPLOYEE BENEFIT PLAN........................ 12
Section 7.2       NO RIGHT TO A CONTINUATION OF SERVICE..................... 12
Section 7.3       CONSTRUCTION OF LANGUAGE.................................. 12
Section 7.4       GOVERNING LAW............................................. 12
Section 7.5       HEADINGS.................................................. 13
Section 7.6       NON-ALIENATION OF BENEFITS................................ 13
Section 7.7       TAXES..................................................... 13
Section 7.8       APPROVAL OF STOCKHOLDERS.................................. 13
Section 7.9       NOTICES................................................... 13



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                    1995 GRAHAM CORPORATION INCENTIVE PLAN TO

                           INCREASE SHAREHOLDER VALUE


                                    ARTICLE I

                                     PURPOSE


         Section 1.1       GENERAL PURPOSE OF THE PLAN.

         The purpose of the Plan is to increase shareholder value by promoting the growth and profitability of the Corporation; to provide certain directors and key executives of the Corporation with an incentive to achieve corporate objectives; to attract and retain directors and key executives of outstanding competence; and to provide such directors and executives with an equity interest in the Corporation.


                                   ARTICLE II

                                   DEFINITIONS


         The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

         Section 2.1 AMENDMENT means amendment of this Plan pursuant to section
6.

         Section 2.2 BOARD means the board of directors of Graham Corporation.

         Section 2.3 CHANGE IN CONTROL OF GRAHAM CORPORATION means any of the following events:

                  (a) the reorganization, merger or consolidation of Graham Corporation with one or more other Persons, other than a transaction following which at least 51% of the ownership interests of the institution resulting from such transaction are owned by Persons who, immediately prior to such transaction, owned at least 51% of the outstanding voting shares of Graham Corporation;

                  (b) the acquisition of substantially all of the assets of Graham Corporation or more than 25% of the voting shares of Graham Corporation by any Person or by any Persons acting in concert; or

                  (c) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:


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                           (i)      individuals who were members of the Board on
                  the Effective Date: or

                           (ii) individuals who first became members of the Board after the Effective Date either:

                           (A) upon election to serve as a member of the Board
                  by affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first election; or

                           (B) upon election by the stockholders of Graham
                  Corporation to serve as a member of the Board, but only if nominated for election by affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first nomination;

provided, however, that no benefit conferred under the Plan, or under the terms of any Option granted under the Plan, solely as a result of the occurrence of a Change in Control of Graham Corporation shall be conferred upon any Person, or any member of the group of Persons, who makes an acquisition described in section 2.3(b) and for purposes of this proviso, the term Change in Control of Graham Corporation as applied to such a Person shall not include any acquisition made by such Person or by any group of Persons of which he is a member.

         Section 2.4 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

         Section 2.5 COMMITTEE means the Compensation Committee as described in, and subject to the qualifications of, section 3.1.

         Section 2.6 CORPORATION means Graham Corporation and any successor thereto, and, with the prior approval of the Board and subject to such terms and conditions as may be imposed by the Board, any other corporation or other business organization.

         Section 2.7 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Corporation which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

         Section 2.8 DISINTERESTED BOARD MEMBER means a member of the Board who is not currently and has not at any time during the immediately preceding one-year period been an Eligible Individual.

         Section 2.9 EFFECTIVE DATE means October 26, 1995.

         Section 2.10 ELIGIBLE INDIVIDUAL means any individual whom the Committee may determine to be a key employee or director of the Corporation and selected to receive a grant of an Option pursuant to the Plan; provided, however, that no Eligible Outside Director shall be identified as an Eligible Individual.


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         Section 2.11 ELIGIBLE OUTSIDE DIRECTOR means a member of the board of directors of the Corporation who is not an employee of the Corporation.

         Section 2.12 EXERCISE PRICE means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with section 4.5 (in the case of Options granted to Eligible Individuals) or section 4.7 (in the case of Options granted to Eligible Outside Directors).

         Section 2.13 FAIR MARKET VALUE means with respect to a Share on a specified date:

                  (a) the final quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

                  (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

                  (c) if sections 2.13(a) and (b) are not applicable, the fair market value of a Share as the committee may determine.

         Section 2.14 GRAHAM CORPORATION means Graham Corporation, a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

         Section 2.15 INCENTIVE STOCK OPTION means a right to purchase Shares that is granted pursuant to section 4.1, that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

         Section 2.16 NON-QUALIFIED STOCK OPTION means a right to purchase Shares (a) that is granted pursuant to section 4.1, that is designated by the Committee to be a Non-Qualified Stock Option and that is not intended to satisfy the requirements of section 422 of the Code, or (b) that is granted pursuant to section 4.7.

         Section 2.17 OPTION means either an Incentive Stock Option or a Non-Qualified Stock Option.

         Section 2.18 OPTION PERIOD means the period during which an Option may be exercised, determined in accordance with section 4.6 (in the case of Options granted to Eligible Individuals) or section 4.7 (in the case of Options granted to Eligible Outside Directors).

         Section 2.19 PERSON means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization.


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         Section 2.20      PLAN means the 1995 Graham Corporation Incentive Plan
to Increase Shareholder Value, as amended from time to time. The Plan may be referred to as the "1995 Graham Corporation Incentive Plan to Increase Shareholder Value."

         Section 2.21 SHARE means a share of common stock of Graham Corporation.

         Section 2.22 TENDER OFFER shall have the meaning given to such term under section 14 of the Securities Exchange Act of 1934, as amended; provided, however, that an offer to purchase Shares made directly to the holder of such Shares by any Person, or by any Persons acting in concert, shall not constitute a Tender Offer within the meaning of this section 2.22 unless such offer, if successful, would result in a Change in Control of Graham Corporation; and provided, further, that no benefit conferred under the Plan, or under the terms of any Option granted under the Plan, solely as a result of the commencement of a Tender Offer to purchase Shares shall be conferred upon any Person, or any member of the group of Persons, who makes a Tender Offer to purchase Shares and for purposes of the proviso, the term Tender Offer as applied to such a Person shall not include any offer to purchase Shares made by such Person or by any group of Persons of which he is a member.


                                   ARTICLE III

                                 ADMINISTRATION


         Section 3.1       COMMITTEE.

         The Plan shall be administered by the Compensation Committee of the Board (or any successor committee of the Board), provided that all of the members of the Compensation Committee are Disinterested Board Members. No members of the Compensation Committee other than Disinterested Board Members shall participate in the administration of this Plan.

         Section 3.2       COMMITTEE ACTION.

         The Committee shall hold meetings, at least annually, and may make such administrative rules and regulations as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Corporation and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.



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         Section 3.3       COMMITTEE RESPONSIBILITIES.

         Subject to the terms and conditions of the Plan and such limitations as may be imposed from time to time by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

                  (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Options to be granted, and the terms and conditions thereof;

                  (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

                  (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.


                                   ARTICLE IV

                                  STOCK OPTIONS


         Section 4.1       IN GENERAL.

         Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual an Option to purchase Shares. Each Eligible Outside Director shall be granted an Option to purchase Shares in Accordance with section 4.7. Any such Option shall be evidenced by a written document which shall:

                  (a) designate the Option as either an Incentive Stock Option or a Non- Qualified Stock Option;

                  (b)      specify the number of Shares subject to the Option;

                  (c) specify the Exercise Price, determined in accordance with section 4.5 (in the case of Options granted to Eligible Individuals or section 4.7 (in the case of Options granted to Eligible Outside Directors), for the Shares subject to the Option;

                  (d) specify the Option Period determined in accordance with section 4.6 (in the case of Options granted to Eligible Individuals) or section 4.7 (in the case of Options granted to Outside Directors);

                  (e) set forth specifically or incorporate by reference the applicable provisions of the Plan; and



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                  (f) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Individual.

         Section 4.2       AVAILABLE SHARES - ELIGIBLE INDIVIDUALS.

         Subject to section 6.3, the maximum aggregate number of Shares with respect to which Options may be granted to Eligible Individuals at any time shall be equal to the excess of:

                  (a)      150,000 Shares; over

                  (b)      the sum of:

                           (i) the number of Shares with respect to which
                  Options previously granted to Eligible Individuals under this Plan may then or may in the future be exercised; plus

                           (ii) the number of Shares with respect to which
                  Options previously granted to Eligible Individuals under this Plan have been exercised.

For purposes of this section 4.2, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of the related Shares. The Shares reserved under this section 4.2 shall be in addition to, and not inclusive of, the Shares reserved under section 4.3.

         Section 4.3       AVAILABLE SHARES - ELIGIBLE OUTSIDE DIRECTORS.

         Subject to section 6.3, the maximum aggregate number of Shares with respect to which Options may be granted to Eligible Outside Directors at any time shall be equal to the excess of:

                  (a)      42,000 Shares; over

                  (b)      the sum of:

                           (i) the number of Shares with respect to which
                  Options previously granted to Eligible Outside Directors under this Plan may then or may in the future be exercised; plus

                           (ii) the number of Shares with respect to which
                  Options previously granted to Eligible Outside Directors under this Plan have been exercised.

For purposes of this section 4.3, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of the related Shares. The Shares reserved under this section 4.3 shall be in addition to, and not inclusive of, the Shares reserved under section 4.2.


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         Section 4.4       SIZE OF OPTION.

         Subject to section 4.2 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted Options shall be determined by the Committee, in its discretion. The number of Shares as to which an Eligible Outside Director will be granted Options shall be determined in accordance with section 4.7.

         Section 4.5       EXERCISE PRICE.

         The price per Share at which an Option granted to an Eligible Individual may be exercised shall be determined by the Committee, in its discretion; provided, however, that in the case of an Incentive Stock Option, the Exercise Price per Share shall in no event be less than:

                  (a) if, at the time an Incentive Stock Option is granted, the Person to whom it is granted owns more than 10% of the total combined voting power of all outstanding stock of all classes issued by Graham Corporation or any parent or subsidiary thereof, 110% of the Fair Market Value of a Share on the date the Option is granted, and

                  (b) in all other cases, 100% of the Fair Market Value of a Share on the date the Option is granted. The price per share at which an Option granted to an Eligible Outside Director may be exercised shall be determined in accordance with section 4.7.

         Section 4.6       OPTION PERIOD.

         The Option Period during which an Option granted to an Eligible Individual may be exercised shall commence on the date specified by the Committee in the document evidencing the Option and shall expire on the earliest of:

                  (a) the date specified by the Committee in the document evidencing the Option;

                  (b) in the case of an Incentive Stock Option, the last day of the three-month period commencing on the date of the Option holder's termination of employment with the Corporation other than on account of death or Disability;

                  (c) in the case of an Incentive Stock Option, the last day of the one-year period commencing on the date of the Option holder's death or Disability;

                  (d) in the case of an Incentive Stock Option granted to a Person who, on the date the Option was granted, owned more than 10% of the total combined voting power of all outstanding stock of all classes issued by Graham Corporation or any parent or subsidiary thereof, the last day of the five-year period commencing on the date the Option was granted; and

                  (e) the last day of the ten-year period commencing on the date on which the Option was granted; provided, however, that in the event of a tender Offer or a Change in Control of Graham Corporation while there is outstanding any Option granted to an


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         Eligible Individual with respect to which an Option Period has not commenced, such Option Period shall automatically commence on the earliest date on which the Tender Offer or Change in Control of Graham Corporation is deemed to have occurred. The Option Period during which an Option granted to an Eligible Outside Director may be exercised shall be determined in accordance with section 4.7.

         Section 4.7       OPTIONS GRANTED TO ELIGIBLE OUTSIDE DIRECTORS.

                  (a) As of the Effective Date and on each of the first, second and third anniversaries of the Effective Date, each person who is then an Eligible Outside Director of Graham Corporation shall be granted a Non-Qualified Stock Option to purchase 2,250 Shares. As of the Effective Date, each person who is then an Eligible Outside Director of a Corporation other than Graham Corporation shall be granted a Non-Qualified Stock Option to purchase 1,500 Shares. An individual who becomes an Eligible Outside Director of Graham Corporation subsequent to the Effective Date shall be granted, as of the first day of the month following the month in which such individual becomes an Eligible Outside Director and on each of the first, second and third anniversaries of such date, a Non-Qualified Stock Option to purchase a number of Shares equal to the excess, if any, of (i) 2,250 over (ii) the sum of (A) the number of Shares with respect to which such individual had previously been granted options to purchase Shares as an officer or employee of the Corporation, plus (B) the number of Shares with respect to which such individual had previously been granted options to purchase Shares as an Eligible Outside Director. An individual who becomes an Eligible Outside Director of a Corporation other than Graham Corporation subsequent to the Effective Date shall be granted, as of the first day of the month following the month in which such individual becomes an Eligible Outside Director, a Non-Qualified Stock Option to purchase a number of Shares equal to the excess, if any, of (i) 1,500 over (ii) the sum of (A) the number of Shares with respect to which such individual had previously been granted options to purchase Shares as an officer or employee of the Corporation, plus (B) the number of Shares with respect to which such individual had previously been granted options to purchase Shares as an Eligible Outside Director. No Option shall be granted under this section 4.7 at a time when the number of Shares available under section 4.3 is less than the number of Shares to be subject to the Option.

                  (b) The price per Share at which an Option granted to an Eligible Outside Director under this section 4.7 may be exercised shall be the Fair Market Value of a Share on the date on which the Option is granted.

                  (c) The Option Period during which an Option granted to an Eligible Outside Director under this section 4.7 may be exercised shall commence on the date the Option was granted and shall expire on the earliest of:

                           (i) the last day of the one-year period commencing on
                  the date the Eligible Outside Director ceases to be a member of the Board for reasons other than on account of death, Disability or retirement as a member of the Board after age 65;



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                           (ii) the last day of the three-year period commencing
                  on the date the Eligible Outside Director ceases to be a member of the Board on account of death, Disability or retirement as a member of the Board after age 65; or

                           (iii)    the last day of the ten-year period
                  commencing on the date on which the Option was granted.

         Section 4.8       METHOD OF EXERCISE.

                  (a) Subject to the limitations of the Plan and the document evidencing an Option, an Option holder may, at any time during the Option Period, exercise his right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased shall be 100, or, if less, the total number of Shares relating to the Options which remain unpurchased. An Option holder shall exercise an Option to purchase Shares by:

                           (i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

                           (ii) delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and

                           (iii) satisfying such other conditions as may be
                  prescribed in the document evidencing the Option. Payment shall be made in (A) United States dollars in cash or by certified check, money order or bank draft drawn payable to the order of Graham Corporation, (B) Shares duly endorsed for transfer and with all necessary stock transfer tax stamps attached, already owned by the Option holder and having a fair market value equal to the Exercise Price, such fair market value to be determined in such manner as may be provided by the Committee or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, or (C) a combination of United States dollars and such Shares. The date of exercise shall be the date specified in the notice referred to in section 4.8(a)(i), or if no date is specified, the date on which such notice is delivered to the Committee.

                  (b) When the requirements of section 4.8(a) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of Graham Corporation, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 6.3.



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         Section 4.9       LIMITATIONS ON OPTIONS.

                  (a) No Eligible Individual shall be granted an Option unless, at the time the Option is granted, each member of the Committee is a Disinterested Board Member.

                  (b) An Option by its terms shall not be transferable by the Option holder other than by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of the Option holder, only by the Option holder.

                  (c) Graham Corporation's obligation to deliver Shares with respect to an Option shall, if the committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. Graham Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

         Section 4.10      ADDITIONAL RESTRICTIONS ON INCENTIVE STOCK OPTIONS.

         In addition to the limitations of section 4.9, an Option designated by the Committee to be an Incentive Stock Option shall be subject to the following limitations:

                  (a) no Incentive Stock Option shall provide any individual with a right to purchase Shares if that right first becomes exercisable during a prescribed calendar year and if the sum of:

                           (i) The Fair Market Value (determined as of the date
                  of the grant) of the Shares subject to such Incentive Stock Option which first becomes available for purchase during such calendar year; plus

                           (ii) the Fair Market Value (determined as of the date
                  of grant) of all Shares subject to the Incentive Stock Options previously granted to such individual which first become available for purchase during such calendar year; exceeds $100,000; and

                  (b) except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.




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                                    ARTICLE V

                      NO APPRECIATION RIGHTS TO BE GRANTED


         Section 5.1       IN GENERAL.

         No stock appreciation rights may be granted pursuant to this Plan.


                                   ARTICLE VI

                            AMENDMENT AND TERMINATION


         Section 6.1       TERMINATION.

         The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date.

         Section 6.2       AMENDMENT.

         The Board may amend or revise the Plan in whole or in part at any time; provided, however, that if and to the extent required by any law, rule or regulation of any governmental unit having jurisdiction over Graham Corporation, or by any private or quasi-governmental body to whose jurisdiction Graham Corporation has chosen to subject itself, the effectiveness of any amendment or revision shall be conditioned on the approval thereof by the stockholders of Graham Corporation.

         Section 6.3      ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.

                  (a) In the event of any merger, consolidation or other business reorganization in which Graham Corporation is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a holder of record of Shares, the number of Shares covered by each outstanding Option shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a Person who, immediately prior to such event, was the holder of record of one Share, and the Exercise Price shall be adjusted by dividing the Exercise Price by such number of Shares; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

                  (b) In the event of any merger, consolidation, or other business reorganization in which Graham Corporation is not the surviving entity:



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



                           (i) any Options granted under the Plan which remain
                  outstanding may be cancelled as of the effective date of such merger, consolidation, business reorganization, liquidation or sale by the Board upon 30 days' written notice to each Option holder in advance of the effective date of such event; and

                           (ii) any Option which is not cancelled pursuant to
                  section 6.3(b)(i) shall be adjusted in such manner as the Committee shall deem appropriate to account for such merger, consolidation or other business reorganization.


                                   ARTICLE VII

                                  MISCELLANEOUS


         Section 7.1       STATUS AS AN EMPLOYEE BENEFIT PLAN.

         This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

         Section 7.2       NO RIGHT TO A CONTINUATION OF SERVICE.

         Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any member of the Board any right to a continuation of membership on the board of directors of the corporation or any subsidiary or affiliate thereof or upon any employee any right to a continuation of employment by the Corporation or any subsidiary or affiliate thereof. The continuation of service of any member of the board of directors and the continued employment of any employee shall be subject to the same terms and conditions that would apply from time to time if the Plan had not been adopted.

         Section 7.3       CONSTRUCTION OF LANGUAGE.

         Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

         Section 7.4       GOVERNING LAW.

         The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.



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


         Section 7.5       HEADINGS.

         The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

         Section 7.6       NON-ALIENATION OF BENEFITS.

         The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

         Section 7.7       TAXES.

         The Corporation shall have the right to deduct from all amounts paid by the Corporation in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Corporation shall have the right to require such Person to pay the Corporation the amount of any tax which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

         Section 7.8       APPROVAL OF STOCKHOLDERS.

         All Options granted pursuant to Article IV of the Plan shall be conditioned on the approval of the Plan by the stockholders of Graham Corporation on or prior to the date of the first annual meeting of such stockholders. No Option granted under the Plan shall be effective, nor shall any such Option be exercised or any Shares issued or purchased upon exercise, prior to such approval.

         Section 7.9       NOTICES.

         Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a)      If to the Compensation Committee:
                                    Graham Corporation
                                    20 Florence Avenue
                                    Batavia, New York  14020
                                    Attention: GENERAL COUNSEL
                                               ---------------

                  (b) If to an Option holder, to the Option holder's address as shown in the Corporation's personnel records.




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